Exhibit 99.1

FOR IMMEDIATE RELEASE

STIFEL REPORTS FOURTH QUARTER AND FULL-YEAR 2014 FINANCIAL RESULTS

19th Consecutive Year of Record Net Revenues

Record Revenues & Record Pre-Tax Operating Income in Both the Global Wealth Management and

Institutional Group for 2014

Quarterly Highlights

•	Record net revenues of $578.1 million, increased 3% compared with the year-ago quarter.

•	Record investment banking revenues of $174.6 million.

•	Record asset management and service fee revenues of $106.0 million.

•	Net income of $45.2 million, a 6% decline from the year-ago quarter, and a 13% sequential increase.

•	Core diluted EPS of $0.75 compares with $0.79 in the fourth quarter of 2013.

•	GAAP diluted EPS of $0.59 compares with $0.69 in the fourth quarter of 2013.

•	Core pre-tax operating margin of 15.5%.

ST. LOUIS, February 23, 2015 – Stifel Financial Corp. (NYSE: SF) today reported net income of $45.2 million, or $0.58 per diluted common share on record net revenues of $578.1 million for the three months ended December 31, 2014, compared with net income of $48.3 million, or $0.64 per diluted common share, on net revenues of $562.5 million for the fourth quarter of 2013.

For the three months ended December 31, 2014, the Company reported non-GAAP net income from continuing operations of $58.4 million, or $0.75 per diluted common share, compared with non-GAAP net income from continuing operations of $59.8 million, or $0.79 per diluted common share for the fourth quarter of 2013. These non-GAAP results exclude merger-related expenses associated with the Company’s acquisitions.

	Three Months Ended					Year Ended
(in 000s)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Net revenues	$578,076	$562,526	2.8	$523,455	10.4	$2,208,424	$1,973,446	11.9
Net income from continuing operations	$45,488	$52,126	(12.7)	$40,093	13.5	$179,130	$172,907	3.6
Net income	$45,182	$48,269	(6.4)	$39,903	13.2	$176,067	$162,013	8.7
Non-GAAP net income from continuing operations[1]	$58,440	$59,819	(2.3)	$48,698	20.0	$210,432	$184,658	14.0
Earnings per basic common share:
Income from continuing operations	$0.67	$0.80	(16.3)	$0.60	11.7	$2.69	$2.72	(1.1)
Loss from discontinued operations	—	(0.06)	100.0	—	—	(0.04)	(0.17)	70.5

Earnings per basic common share	$0.67	$0.74	(9.5)	$0.60	11.7	$2.65	$2.55	3.9
Earnings per diluted common share:
Income from continuing operations	$0.59	$0.69	(14.5)	$0.52	13.5	$2.35	$2.35	—
Loss from discontinued operations	(0.01)	(0.05)	80.0	—	*	(0.04)	(0.15)	73.3

Earnings per diluted common share	$0.58	$0.64	(9.4)	$0.52	11.5	$2.31	$2.20	5.0
Non-GAAP net income from continuing operations[1]	$0.75	$0.79	(5.1)	$0.64	17.2	$2.76	$2.51	10.0
Weighted average number of common shares outstanding:
Basic	66,851	64,859	3.1	66,691	0.2	66,472	63,568	4.6
Diluted	77,540	75,495	2.7	76,681	1.1	76,376	73,504	3.9

[1]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Annual Highlights

•	Record net revenues of $2.21 billion, increased 12% compared with 2013.

•	Record investment banking revenues of $578.7 million.

•	Net income increased 9% to $176.1 million in 2014.

•	Completed four acquisitions: De La Rosa, Oriel Securities, 1919 Investment Counsel & Trust, and Merchant Capital

•	Issued $300.0 million of 4.250% Senior Notes due 2024

•	Stifel’s Public Finance group, including acquired firms, ranked first in municipal negotiated issues in 2014

•	Stifel ranked first as the most active 2014 Mid-Market Investment Bank

Full-Year 2014 Results

For the year ended December 31, 2014, the Company reported net income of $176.1 million, or $2.31 per diluted common share on record net revenues of $2.21 billion, compared with net income of $162.0 million, or $2.20 per diluted share, on net revenues of $1.97 billion for the comparable period in 2013. For the year ended December 31, 2014, the Company reported non-GAAP net income from continuing operations of $210.4 million, or $2.76 per diluted share, compared with non-GAAP net income from continuing operations of $184.7 million, or $2.51 per diluted common share for the comparable period in 2013. A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed below under “Non-GAAP Financial Measures.”

Chairman’s Comments

“We had a strong finish to the year and are excited to report that 2014 was our 19th consecutive year of record net revenues. Both the Global Wealth Management and Institutional Group generated record revenues and record pre-tax operating income in 2014. We continue to add capabilities and talented professionals in our pursuit of building the preeminent brokerage and investment banking firm.

Today, we announced the acquisition of Sterne Agee, which bolsters our Global Wealth Management segment with the addition of more than 700 financial advisors and independent representatives nationwide managing over $20 billion in client assets, and complements our Fixed Income platform, generating significant scale” stated Ronald J. Kruszewski, Chairman and CEO of Stifel.

Fourth Quarter 2014

Brokerage Revenues

Brokerage revenues, defined as commissions plus principal transactions, were $269.1 million, which was consistent with the fourth quarter of 2013 and a 4% increase compared with the third quarter of 2014.

•	Global wealth management brokerage revenues were $160.0 million, a 1% increase compared with the fourth quarter of 2013 and a 2% increase compared with the third quarter of 2014.

•	Institutional equity brokerage revenues were $67.3 million, a 14% increase compared with the fourth quarter of 2013 and a 17% increase compared with the third quarter of 2014.

•	Institutional fixed income brokerage revenues were $41.8 million, an 18% decrease compared with the fourth quarter of 2013 and a 2% decrease compared with the third quarter of 2014.

Investment Banking Revenues

Investment banking revenues were a record $174.6 million, an 8% increase compared with the fourth quarter of 2013 and a 42% increase compared with the third quarter of 2014.

•	Equity capital raising revenues were $49.9 million, a 13% decrease compared with the fourth quarter of 2013 and a 12% decrease compared with the third quarter of 2014.

•	Fixed income capital raising revenues were $21.3 million, a 32% increase compared with the fourth quarter of 2013 and a 33% increase compared with the third quarter of 2014.

•	Advisory fee revenues were $103.4 million, an 18% increase compared with the fourth quarter of 2013 and a 103% increase compared with the third quarter of 2014.

Asset Management and Service Fee Revenues

Asset management and service fee revenues were $106.0 million, a 26% increase compared with the fourth quarter of 2013 and a 10% increase compared with the third quarter of 2014. The increase is due to the higher value of fee-based accounts as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the quarter ended December 31, 2014, compensation and benefits expenses were $370.5 million, which included $14.9 million of merger-related expenses. This compares with $353.2 million in the fourth quarter of 2013 and $331.4 million in the third quarter of 2014.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues was 61.5% in the fourth quarter of 2014, compared with 61.5% in the fourth quarter of 2013 and 61.8% in the third quarter of 2014.

Transition pay, which primarily consists of amortization of retention awards, signing bonuses, and upfront notes, was 4.0% of net revenues in the fourth quarter of 2014, compared with 4.0% in the fourth quarter of 2013 and 5.1% in the third quarter of 2014.

Non-Compensation Operating Expenses

For the quarter ended December 31, 2014, non-compensation operating expenses were $138.2 million, which included merger-related expenses of $5.5 million. This compares with $131.3 million in the fourth quarter of 2013 and $126.2 million in the third quarter of 2014.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the quarter ended December 31, 2014 was 23.0%, compared with 22.5% in the fourth quarter of 2013 and 23.3% in the third quarter of 2014.

Provision for Income Taxes

The effective income tax rate for the quarter ended December 31, 2014 was 34.4% compared with 33.9% in the fourth quarter of 2013 and 39.0% in the third quarter of 2014.

Full-Year 2014

Brokerage Revenues

Brokerage revenues were $1.08 billion, a 3% increase compared to $1.05 billion in 2013.

•	Global wealth management brokerage revenues were $638.2 million, a 1% increase compared to $632.8 million in 2013.

•	Institutional equity brokerage revenues were $249.8 million, a 9% increase compared to $228.8 million in 2013.

•	Institutional fixed income brokerage revenues were $196.2 million, a 5% increase compared to $187.7 million in 2013.

Investment Banking Revenues

Investment banking revenues were $578.7 million, a 26% increase compared to $457.7 million in 2013.

•	Equity capital raising revenues were $232.5 million, a 27% increase compared to $183.3 million in 2013.

•	Fixed income capital raising revenues were $72.7 million, which was consistent with 2013.

•	Advisory fee revenues were $273.5 million, a 36% increase compared to $201.7 million in 2013.

Asset Management and Service Fee Revenues

Asset management and service fee revenues was $386.0 million, a 26% increase compared to $305.6 million in 2013. The increase is due to the higher value of fee-based accounts, as a result of market appreciation and new client assets.

Compensation and Benefits Expenses

For the year ended December 31, 2014, compensation and benefits expenses were $1.40 billion, which included $25.9 million of merger-related expenses, compared to $1.31 billion in 2013.

Excluding merger-related expenses, compensation and benefits as a percentage of net revenues for the year ended December 31, 2014 was 62.3%, compared with 62.5% in 2013. Transition pay as a percentage of net revenues for the year ended December 31, 2014 was 4.5%, compared with 4.4% in 2013.

Non-Compensation Operating Expenses

For the year ended December 31, 2014, non-compensation operating expenses were $513.7 million, which included merger-related expenses of $16.2 million, compared to $476.8 million in 2013.

Excluding merger-related expenses, non-compensation operating expenses as a percentage of net revenues for the year ended December 31, 2014 was 22.5%, compared with 22.6% in 2013.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2014 was 38.4% compared with 6.7% in 2013. The effective rate in 2013 reflects a $58.2 million U.S. tax benefit in connection with the discontinuance of SN Canada’s operations during 2013.

Assets and Capital

Assets

•	Assets increased 6% to $9.5 billion as of December 31, 2014 from $9.0 billion as of December 31, 2013. The increase is attributable to growth of Stifel Bank, which as of December 31, 2014 has grown its assets to $5.2 billion from $5.0 billion as of December 31, 2013. The growth in our assets is also attributable to the acquired assets from our four acquisitions during 2014.

•	At December 31, 2014, the Company’s Level 3 assets of $168.5 million, or 2% of total assets, consisted of $91.6 million of auction rate securities and $76.9 million of partnership interests, private company investments, private equity, and fixed income securities. The Company’s Level 3 assets as a percentage of total assets measured at fair value was 6% at December 31, 2014.

•	Non-performing assets as a percentage of total assets as of December 31, 2014 was 0.11%.

Capital

•	Stockholders’ equity as of December 31, 2014 increased $263.2 million, or 13%, to $2.32 billion from $2.06 billion as of December 31, 2013.

•	At December 31, 2014, book value per common share was $35.00 based on 66.3 million common shares outstanding. This represents an 8% increase from December 31, 2013.

•	At December 31, 2014, the Company’s Tier 1 leverage capital and Tier 1 risk-based capital ratios were 16.5% and 25.0%, respectively, compared to 15.4% and 26.7%, respectively, at December 31, 2013.

Conference Call Information

Stifel Financial Corp. will host its fourth quarter and full-year 2014 financial results conference call on Monday, February 23, 2014, at 5:00 p.m. Eastern time. The conference call may include forward-looking statements.

All interested parties are invited to listen to Stifel’s Chairman and CEO, Ronald J. Kruszewski, by dialing (877) 876-9938 and referencing conference ID #89391947. A live audio webcast of the call, as well as a presentation highlighting the Company’s results, will be available through the Company’s web site, www.stifel.com. For those who cannot listen to the live broadcast, a replay of the broadcast will be available through the above-referenced web site beginning approximately one hour following the completion of the call.

Company Information

Stifel Financial Corp. (NYSE: SF) is a financial services holding company headquartered in St. Louis, Missouri, that conducts its banking, securities, and financial services business through several wholly owned subsidiaries. Stifel’s broker-dealer clients are served in the United States through Stifel, Nicolaus & Company, Incorporated; Keefe Bruyette & Woods, Inc.; Miller Buckfire & Co., LLC; and Century Securities Associates, Inc., and in the United Kingdom and Europe through Stifel Nicolaus Europe Limited; Keefe, Bruyette & Woods Limited; and Oriel Securities Limited. The Company’s broker-dealer affiliates provide securities brokerage, investment banking, trading, investment advisory, and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. Stifel Trust Company, N.A. offers trust and related services. To learn more about Stifel, please visit the Company’s web site at www.stifel.com.

Forward-Looking Statements

This earnings release contains certain statements that may be deemed to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements in this earnings release not dealing with historical results are forward-looking and are based on various assumptions. The forward-looking statements in this earnings release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate acquired companies or the branch offices and financial advisors; a material adverse change in financial condition; the risk of borrower, depositor, and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies, or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel Financial Corp. with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel Financial Corp. disclaims any intent or obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

	Summary Results of Operations (Unaudited) Three Months Ended					Year Ended
(in thousands, except per share amounts)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Revenues:
Commissions	$174,990	$163,715	6.9	$162,814	7.5	$674,418	$640,287	5.3
Principal transactions	94,109	105,393	(10.7)	94,915	(0.8)	409,823	408,954	0.2

Brokerage revenues	269,099	269,108	—	257,729	4.4	1,084,241	1,049,241	3.3
Investment banking	174,601	161,018	8.4	123,417	41.5	578,689	457,736	26.4
Asset management and service fees	105,962	83,928	26.3	96,638	9.6	386,001	305,639	26.3
Other income	(3,960)	19,391	*	4,803	*	14,785	64,659	(77.1)

Operating revenues	545,702	533,445	2.3	482,587	13.1	2,063,716	1,877,275	9.9
Interest revenue	44,934	40,711	10.4	52,096	(13.7)	185,969	142,539	30.5

Total revenues	590,636	574,156	2.9	534,683	10.5	2,249,685	2,019,814	11.4
Interest expense	12,560	11,630	8.0	11,228	11.9	41,261	46,368	(11.0)

Net revenues	578,076	562,526	2.8	523,455	10.4	2,208,424	1,973,446	11.9

Non-interest expenses:
Compensation and benefits	370,454	353,207	4.9	331,440	11.8	1,403,932	1,311,386	7.1
Occupancy and equipment rental	43,929	42,178	4.2	41,611	5.6	169,040	158,268	6.8
Communications and office supplies	28,775	25,692	12.0	27,464	4.8	106,926	99,726	7.2
Commission and floor brokerage	8,308	8,448	(1.6)	9,971	(16.7)	36,555	37,225	(1.8)
Other operating expenses	57,232	55,012	4.0	47,203	21.2	201,177	181,612	10.8

Total non-interest expenses	508,698	484,537	5.0	457,689	11.1	1,917,630	1,788,217	7.2
Income from continuing operations before income taxes	69,378	77,989	(11.0)	65,766	5.5	290,794	185,229	57.0
Provision for income taxes	23,890	25,863	(7.6)	25,673	(6.9)	111,664	12,322	*

Net income from continuing operations	45,488	52,126	(12.7)	40,093	13.5	179,130	172,907	3.6
Discontinued operations:
Loss from discontinued operations, net of tax	(306)	(3,857)	92.1	(190)	(61.4)	(3,063)	(10,894)	71.9

Net income	$45,182	$48,269	(6.4)	$39,903	13.2	$176,067	$162,013	8.7

Earnings per basic common share:
Income from continuing operations	$0.67	$0.80	(16.3)	$0.60	11.7	$2.69	$2.72	(1.1)
Loss from discontinued operations	—	(0.06)	100.0	—	—	(0.04)	(0.17)	70.5

Earnings per basic common share	$0.67	$0.74	(9.5)	$0.60	11.7	$2.65	$2.55	3.9

Earnings per diluted common share:
Income from continuing operations	$0.59	$0.69	(14.5)	$0.52	13.5	$2.35	$2.35	—
Loss from discontinued operations	(0.01)	(0.05)	80.0	—	*	(0.04)	(0.15)	73.3

Earnings per diluted common share	$0.58	$0.64	(9.4)	$0.52	11.5	$2.31	$2.20	5.0

Weighted average number of common shares outstanding:
Basic	66,851	64,859	3.1	66,691	*	66,472	63,568	4.6
Diluted	77,540	75,495	2.7	76,681	1.1	76,376	73,504	3.9

*	Percentage not meaningful.

Statistical Information

	(in thousands, except per share, employee and location amounts)
	12/31/14	12/31/13	% Change	9/30/14	% Change
Statistical Information:
Book value per share	$35.00	$32.30	8.4	$33.92	3.2
Financial advisors [2]	2,103	2,077	1.3	2,096	0.3
Full-time associates	6,223	5,862	6.2	6,083	2.3
Locations	367	357	2.8	360	1.9
Total client assets	$186,558,000	$165,570,000	12.7	$172,742,000	8.0

Business Segment Results

Summary Segment Results (Unaudited)
	Three Months Ended					Year Ended
(in 000s)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Net revenues:
Global Wealth Management	$310,980	$292,836	6.2	$317,241	(2.0)	$1,232,651	$1,117,179	10.3
Institutional Group	272,732	267,282	2.0	215,160	26.8	993,581	861,158	15.4
Other	(5,636)	2,408	*	(8,946)	*	(17,808)	(4,891)	*

	$578,076	$562,526	2.8	$523,455	10.4	$2,208,424	$1,973,446	11.9

Operating contribution: [3]
Global Wealth Management	$84,178	$79,022	6.5	$94,026	(10.5)	$346,978	$299,572	15.8
Institutional Group	35,093	48,590	(27.8)	29,500	19.0	152,905	142,889	7.0
Other	(29,532)	(37,184)	(20.6)	(45,495)	(35.1)	(162,611)	(147,377)	10.3

	$89,739	$90,428	(0.8)	$78,031	15.0	$337,272	$295,084	14.3

As a percentage of net revenues:
Compensation and benefits
Global Wealth Management	58.0	57.4		55.9		57.1	58.1
Institutional Group	64.9	62.0		61.2		62.4	60.9
Non-comp. operating expenses
Global Wealth Management	14.9	15.6		14.5		14.8	15.1
Institutional Group	22.2	19.8		25.1		22.2	22.5
Income before income taxes[3]
Global Wealth Management	27.1	27.0		29.6		28.1	26.8
Institutional Group	12.9	18.2		13.7		15.4	16.6

	15.5	16.0		14.9		15.2	14.9

*	Percentage not meaningful.
[2]	Includes 138, 143, and 139 independent contractors at December 31, 2014, December 31, 2013, and September 30, 2014, respectively.
[3]	A reconciliation of the Company’s GAAP results to these non-GAAP measures is discussed under “Non-GAAP Financial Measures.”

Global Wealth Management Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
(in 000s)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Revenues:
Commissions	$115,351	$108,588	6.2	$113,177	1.9	$453,730	$428,610	5.9
Principal transactions	44,671	50,526	(11.6)	44,418	0.6	184,476	204,194	(9.7)

Brokerage revenues	160,022	159,114	0.6	157,595	1.5	638,206	632,804	0.9
Asset management and service fees	105,511	82,964	27.2	96,354	9.5	385,182	304,541	26.5
Net interest	40,236	31,092	29.4	43,357	(7.2)	154,694	104,748	47.7
Investment banking	9,811	10,412	(5.8)	13,443	(27.0)	45,768	49,921	(8.3)
Other income	(4,600)	9,254	*	6,492	*	8,801	25,165	(65.0)

Net revenues	310,980	292,836	6.2	317,241	(2.0)	1,232,651	1,117,179	10.3

Non-interest expenses:
Compensation and benefits	180,491	167,980	7.4	177,296	1.8	703,679	648,681	8.5
Non-compensation operating expenses	46,311	45,834	1.0	45,919	0.9	181,994	168,926	7.7

Total non-interest expenses	226,802	213,814	6.1	223,215	1.6	885,673	817,607	8.3

Income before income taxes	$84,178	$79,022	6.5	$94,026	(10.5)	$346,978	$299,572	15.8

As a percentage of net revenues:
Compensation and benefits	58.0	57.4		55.9		57.1	58.1
Non-compensation operating expenses	14.9	15.6		14.5		14.8	15.1
Income before income taxes	27.1	27.0		29.6		28.1	26.8

*	Percentage not meaningful.

Stifel Bank & Trust (Unaudited)

Key Statistical Information
(in 000s, except percentages)	12/31/14	12/31/13	% Change	9/30/14	% Change
Other information:
Assets	$5,237,970	$5,038,714	4.0	$4,977,194	5.2
Investment securities	2,684,947	3,062,602	(12.3)	2,720,860	(1.3)
Bank loans, net	2,298,929	1,530,389	50.2	1,988,076	15.6
Loans held for sale	121,939	109,110	11.8	104,277	16.9
Deposits	4,790,084	4,666,789	2.6	4,552,524	5.2
Allowance as a percentage of loans	0.94%	0.89%		1.01%
Non-performing assets as a percentage of total assets	0.11%	0.03%		0.07%

Institutional Group Summary Results of Operations (Unaudited)

	Three Months Ended					Year Ended
(in 000s)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Revenues:
Commissions	$59,640	$55,127	8.2	$49,637	20.2	$220,689	$211,678	4.3
Principal transactions	49,437	54,867	(9.9)	50,497	(2.1)	225,347	204,760	10.1

Brokerage revenues	109,077	109,994	(0.8)	100,134	8.9	446,036	416,438	7.1
Capital raising	61,525	62,545	(1.6)	59,035	4.2	259,587	205,591	26.3
Advisory fees	103,266	88,060	17.3	50,939	102.7	273,333	202,223	35.2

Investment banking	164,791	150,605	9.4	109,974	49.8	532,920	407,814	30.7
Other [4]	(1,136)	6,683	*	5,052	*	14,625	36,906	(60.4)

Net revenues	272,732	267,282	2.0	215,160	26.8	993,581	861,158	15.4

Non-interest expenses:
Compensation and benefits	176,897	165,779	6.7	131,589	34.4	620,001	524,870	18.1
Non-compensation operating expenses	60,742	52,913	14.8	54,071	12.3	220,675	193,399	14.1

Total non-interest expenses	237,639	218,692	8.7	185,660	28.0	840,676	718,269	17.0

Income before income taxes	$35,093	$48,590	(27.8)	$29,500	19.0	$152,905	$142,889	7.0

As a percentage of net revenues:
Compensation and benefits	64.9	62.0		61.2		62.4	60.9
Non-compensation operating expenses	22.2	19.8		25.1		22.2	22.5
Income before income taxes	12.9	18.2		13.7		15.4	16.6

*	Percentage not meaningful.

Institutional Group Brokerage & Investment Banking Revenues (Unaudited)

	Three Months Ended					Year Ended
(in 000s)	12/31/14	12/31/13	% Change	9/30/14	% Change	12/31/14	12/31/13	% Change
Institutional brokerage:
Equity	$67,273	$59,259	13.5	$57,371	17.3	$249,845	$228,755	9.2
Fixed income	41,804	50,735	(17.6)	42,763	(2.2)	196,191	187,683	4.5

Institutional brokerage	109,077	109,994	(0.8)	100,134	8.9	446,036	416,438	7.1
Investment banking:
Capital raising:
Equity	42,191	51,561	(18.2)	46,261	(8.8)	202,137	156,094	29.5
Fixed income	19,334	10,984	76.0	12,774	51.4	57,450	49,497	16.1

Capital raising	61,525	62,545	(1.6)	59,035	4.2	259,587	205,591	26.3
Advisory fees:	103,266	88,060	17.3	50,939	102.7	273,333	202,223	35.2

Investment banking	$164,791	$150,605	9.4	$109,974	49.8	$532,920	$407,814	30.7

[4]	Includes net interest, asset management and service fees, and other income.

Non-GAAP Financial Measures

The Company utilized non-GAAP calculations of presented net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share as additional measures to aid in understanding and analyzing the Company’s financial results for the three and twelve months ended December 31, 2014. Specifically, the Company believes that the non-GAAP measures provide useful information by excluding certain items that may not be indicative of the Company’s core operating results and business outlook. The Company believes that these non-GAAP measures will allow for a better evaluation of the operating performance of the business and facilitate a meaningful comparison of the Company’s results in the current period to those in prior and future periods. Reference to these non-GAAP measures should not be considered as a substitute for results that are presented in a manner consistent with GAAP. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance. These non-GAAP amounts exclude certain compensation and non-compensation operating expenses associated with the Company’s acquisitions.

A limitation of utilizing these non-GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expenses ratios, pre-tax margin, and basic and diluted earnings per share is that the GAAP accounting effects of these merger-related charges do in fact reflect the underlying financial results of the Company’s business and these effects should not be ignored in evaluating and analyzing its financial results. Therefore, the Company believes that GAAP measures of net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share and the same respective non-GAAP measures of the Company’s financial performance should be considered together.

The following table provides details with respect to reconciling net revenues, compensation and benefits, non-compensation operating expenses, income before income taxes, provision for income taxes, net income, compensation and non-compensation operating expense ratios, pre-tax margin, and basic and diluted earnings per share on a GAAP basis for the three and twelve months ended December 31, 2014 to the aforementioned expenses on a non-GAAP basis for the same period.

	Three Months Ended December 31, 2014			Year Ended December 31, 2014
(in 000s, except per share amounts)	Non-GAAP	Non-Core	GAAP	Non-GAAP	Non-Core	GAAP
Net revenues	$578,115	$(39)	$578,076	$2,212,770	$(4,346)	$2,208,424
Non-interest expenses:
Compensation and benefits	355,584	14,870	370,454	1,378,018	25,914	1,403,932
Non-compensation operating expenses	132,792	5,452	138,244	497,480	16,218	513,698

Total non-interest expenses	488,376	20,322	508,698	1,875,498	42,132	1,917,630
Income from continuing operations before income taxes	89,739	(20,361)	69,378	337,272	(46,478)	290,794
Provision for income taxes	31,299	(7,409)	23,890	126,840	(15,176)	111,664

Net income from continuing operations	$58,440	$(12,952)	$45,488	$210,432	$(31,302)	$179,130

Earnings per share:
Basic	$0.87	$(0.20)	$0.67	$3.17	$(0.48)	$2.69
Diluted	$0.75	$(0.16)	$0.59	$2.76	$(0.41)	$2.35
As a percentage of net revenues:
Compensation and benefits	61.5		64.1	62.3		63.6
Non-compensation operating expenses	23.0		23.9	22.5		23.2
Income before income taxes	15.5		12.0	15.2		13.2

Investor Relations

Sarah Anderson

(415) 364-2500, investorrelations@stifel.com